UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 26, 2006


                                FNB CORPORATION
              (Exact name of registrant as specified in its charter)


   Virginia
(State or other              000-24141                 54-1791618
 jurisdiction of            (Commission             (I.R.S. Employer
 incorporation)              File Number)            Identification No.)


                              105 Arbor Drive
                        Christiansburg, Virginia 24073
               (Address of principal executive offices) (Zip code)

                               540-382-4951
            (Registrant's telephone number, including area code)

                                  N/A
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     On January 26, 2006, the Incentive Stock Plan Committee of the Board of Directors of FNB Corporation (the "Corporation") approved the accelerated vesting, effective as of December 31, 2005, of all unvested stock options granted under the Corporation's 2000 Incentive Stock Plan. The options affected by this vesting acceleration had exercise prices ranging from $23.05 to $26.90. As a result of the vesting acceleration, options to purchase approximately 67,000 shares, including approximately 3,750 options held by the Corporation's Chief Executive Officer and 28,926 options held by the Corporation's non-employee directors, became immediately exercisable. All other terms of these options remain unchanged. The closing sale price of the Corporation's common stock on January 26, 2006 was $34.07.

     The Corporation adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) ("SFAS 123R"), "Share-Based Payment" on January 1, 2006 and must recognize compensation expense prospectively for unvested stock options outstanding at December 31, 2005 and for all future stock option grants. The decision of the Incentive Stock Plan Committee to accelerate the vesting of all outstanding options was made primarily to reduce compensation expense that otherwise would be recorded starting with the first quarter of 2006 as a result of the adoption of SFAS 123R.

     The Corporation estimates that the acceleration of the vesting of these stock options will reduce the amounts of share-based compensation expense to be recognized, net of income taxes, by approximately $177,000 in future periods, including approximately $88,000 which would have otherwise been incurred during the year ending December 31, 2006.

Item 2.02.  Results of Operations and Financial Condition.

     On January 27, 2006, FNB Corporation issued a press release commenting on fourth quarter and annual 2005 performance and approval by the Board of Directors of a first quarter 2006 cash dividend.

     The information in this Item 2.02, and the related exhibit, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

     (d)    Exhibit
            99.1   FNB Corporation press release dated January 27, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FNB CORPORATION
                                               Registrant


                                             /s/Christine L. Lewis
                                             Christine L. Lewis
                                             AVP/Corporate Secretary

Date: January 27, 2006

EXHIBIT INDEX


Exhibit

99.1        FNB Corporation press release dated January 27, 2006